Exhibit 99.1

NEWS RELEASE

CORRECTIONAL PROPERTIES TRUST REPORTS
2005 FIRST QUARTER EARNINGS

Palm Beach Gardens, Fla. – May 9, 2005 — Correctional Properties Trust (NYSE: CPV), a real estate investment trust (REIT), today announced net income for the three months ended March 31, 2005, of $4.5 million, or $.40 per diluted share. Revenue for the three months ended March 31, 2005 was $6.9 million. Funds from Operations (the non-GAAP financial measure described and reconciled below) for the three months ended March 31, 2005 was $5.9 million, or $.53 per diluted share.

For the three months ended March 31, 2004, the Company had net income of $4.5 million, or $.41 per diluted share, on revenue of $6.7 million. Funds from Operations was $6.4 million or $.58 per diluted share.

Charles R. Jones, President and CEO, stated, “I am pleased with the first quarter results, and our strong financial position. We have adopted a comprehensive strategy to expand our horizon of property types to include higher education facilities, and mental health properties. I am optimistic about the growth opportunities this presents for our Company.”

The Company will conduct an open conference call with analysts and shareholders at 2:00 P.M. (ET) on May 9, 2005 to discuss the Company’s results for the first quarter of 2005 and 2005 guidance.

To listen to the call live, please go to the following website at least 15 minutes prior to the call to register, download and install any necessary audio software. For those of you unable to listen to the live broadcast, a webcast replay will be available following the call for four weeks at:

http://phx.corporate-ir.net/playerlink.zhtml?c=93191&s=wm&e=1051235

Those who would like to participate in the teleconference may do so by calling the following telephone number at 1:45 P.M. (ET), on May 9, 2005:

Dial-In Number:	(866) 256-9295

Conference ID Number:	686606

Those who wish to listen to a telephone replay of this teleconference may do so by calling:

Replay Number:	(888) 266-2081

Conference ID Number:	686606

The telephone replay of the teleconference will be available 24 hours a day, starting at 5:30 P.M., on May 9, 2005 through May 16, 2005.

Correctional Properties Trust, based in Palm Beach Gardens, Florida, was formed in February 1998, to capitalize on the growing trend toward privatization in the corrections industry. Correctional Properties Trust is dedicated to ownership of correctional facilities under long-term, triple-net leases, which minimizes occupancy risk and development risk.

Correctional Properties Trust currently owns 12 correctional facilities in nine states, all of which are leased, with an aggregate initial design capacity of 6,856 beds.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are qualified in their entirety by cautionary statements and risk factors disclosure contained in certain of the Company’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that the Company files from time to time with the Securities and Exchange Commission. Such filings include the Company’s Form 10-K for the fiscal year ended December 31, 2004 and subsequent periodic reports. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT: Correctional Properties Trust Shareholder Services (561) 630-6336, or access Company information at http://www.CorrectionalPropertiesTrust.com

CORRECTIONAL PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED
MARCH 31, 2005 AND MARCH 31, 2004
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	THREE MONTHS
	ENDED MARCH 31,
	2005	2004
REVENUE
RENTAL	$6,860	$6,694
INTEREST	38	1

	6,898	6,695

EXPENSES
DEPRECIATION	1,449	1,449
GENERAL and ADMINISTRATIVE	721	637
INTEREST	276	290

	2,446	2,376

INCOME FROM CONTINUING
OPERATIONS	4,452	4,319

DISCONTINUED OPERATIONS:
INCOME FROM OPERATIONS OF DISCONTINUED FACILITIES	—	192

NET INCOME	$4,452	$4,511

BASIC NET INCOME PER COMMON SHARE
CONTINUING OPERATIONS	$0.41	$0.39
DISCONTINUED OPERATIONS	—	0.02

NET INCOME PER COMMON SHARE	$0.41	$0.41

DILUTED NET INCOME PER COMMON SHARE
CONTINUING OPERATIONS	$0.40	$0.39
DISCONTINUED OPERATIONS	—	0.02

NET INCOME PER COMMON SHARE	$0.40	$0.41

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	10,991	10,973

DILUTED	11,083	11,092

FUNDS FROM OPERATIONS

Management believes Funds from Operations (“FFO”) is helpful to investors as a measure of the performance of an equity REIT. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company computes FFO in accordance with the current standards established by the White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, which may differ from the methodology for calculating FFO utilized by other equity REITs, and accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of its consolidated operating results, FFO should be examined in conjunction with net income as presented in the unaudited consolidated financial statements for corresponding periods.

The table below presents a reconciliation of net income to FFO for the three months ended March 31, 2005 and March 31, 2004. (Amounts in thousands, except per share amounts) (Unaudited)

	THREE MONTHS
	ENDED MARCH 31,
	2005	2004
Net Income	$4,452	$4,511
Real estate depreciation	1,449	1,449

Real estate depreciation included in discontinued operations	—	446

Funds from Operations	$5,901	$6,406

Weighted Average Shares Outstanding, Basic	10,991	10,973
Weighted Average Shares Outstanding, Diluted	11,083	11,092

FFO Per Share

Basic	$0.54	$0.58
Diluted	$0.53	$0.58

Other Information

Straight-Line Rents in Excess of Contract Rents	$17	$102

Amortization of Deferred Financing Costs	$193	$211

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